                                                                  Exhibit 10.4


                              WESTFIELD AMERICA, INC.
                                    ("BORROWER")


                     PERPETUAL TRUSTEE COMPANY (CANBERRA) LIMITED   ("TRUSTEE")





                      CONSOLIDATED WEA CAPITAL NOTE TRUST DEED
                      INCORPORATING THE DEED OF VARIATION NO 1
                                 DATED 11 JUNE 1998

                                  MINTER ELLISION
                                      Lawyers

                              Minter Ellison Building
                                  44 Martin Place
                                 SYDNEY  NSW  2000

                                   DX 117 Sydney
                              Telephone (02) 9210 4444
                              Facsimile (02) 9235 2711

                                    Ref:10659259

                                  TABLE OF CONTENTS

1.   DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . . . . . . . . .   1
     1.2  Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.3  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.4  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.5  References to legislation. . . . . . . . . . . . . . . . . . . . .   9
     1.6  Inconsistency with Listing Rules . . . . . . . . . . . . . . . . .   9
     1.7  Place of Actions . . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.8  Knowledge of the Trustee . . . . . . . . . . . . . . . . . . . . .  10

2.   ISSUE OF NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

3.   COVENANT TO PAY AND DURATION OF TRUST . . . . . . . . . . . . . . . . .  10
     3.1  Covenant to Pay. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.2  Payment to Noteholders . . . . . . . . . . . . . . . . . . . . . .  11
     3.3  Appointment of the Trustee . . . . . . . . . . . . . . . . . . . .  11
     3.4  Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.5  Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

4.   ALLOTMENT CERTIFICATES AND VALIDITY . . . . . . . . . . . . . . . . . .  11
     4.1  Issue of certificates. . . . . . . . . . . . . . . . . . . . . . .  11
     4.2  Conditions of Issue. . . . . . . . . . . . . . . . . . . . . . . .  11
     4.3  Validity of Notes Issued . . . . . . . . . . . . . . . . . . . . .  11
     4.4  Continuing obligations . . . . . . . . . . . . . . . . . . . . . .  12
     4.5  Cleared funds. . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5.   PAYMENT OF COMMISSION, BROKERAGE ETC. . . . . . . . . . . . . . . . . .  12

6.   PURCHASE AND CANCELLATION OF NOTES. . . . . . . . . . . . . . . . . . .  12
     6.1  Purchase of Notes. . . . . . . . . . . . . . . . . . . . . . . . .  12
     6.2  Cancellation of Notes. . . . . . . . . . . . . . . . . . . . . . .  13


7.   SUBORDINATION OF NOTES. . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.1  In favour of Senior Creditors. . . . . . . . . . . . . . . . . . .  13
     7.2  Senior Creditors Payment Default . . . . . . . . . . . . . . . . .  14
     7.3  Evidence . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.4  Trustee may prove in winding up. . . . . . . . . . . . . . . . . .  14
     7.5  Freeze on payments if Trustee declares Moneys Owing Due. . . . . .  15

8.   COVENANTS BY THE BORROWER . . . . . . . . . . . . . . . . . . . . . . .  15

9.   ADDITIONAL AMOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  16

10.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     10.1 Default Notice . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     10.2 Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     10.3 Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .  22

11.  REMUNERATION AND EXPENSES OF TRUSTEE. . . . . . . . . . . . . . . . . .  22
     11.1 Remuneration . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     11.2 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     11.3 Priority to Noteholders. . . . . . . . . . . . . . . . . . . . . .  23

12.  TRUSTEE'S POWERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     12.1 Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     12.2 Action on Breach . . . . . . . . . . . . . . . . . . . . . . . . .  23
     12.3 Delegation . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     12.4 Trustee not to interfere . . . . . . . . . . . . . . . . . . . . .  24
     12.5 Independent Rights . . . . . . . . . . . . . . . . . . . . . . . .  24
     12.6 Directions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     12.7 Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

13.  TRUSTEE'S DISCRETION. . . . . . . . . . . . . . . . . . . . . . . . . .  25

14.  TRUSTEE'S INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . .  25

15.  LIABILITY OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . .  26
     15.1 Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     15.2 Certificate by Borrower. . . . . . . . . . . . . . . . . . . . . .  27
     15.3 Not bound to give notice . . . . . . . . . . . . . . . . . . . . .  27

16.  RETIREMENT AND REMOVAL OF TRUSTEE . . . . . . . . . . . . . . . . . . .  28

17.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

18.  REGISTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     18.1 Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

     18.2      Registered Owners . . . . . . . . . . . . . . . . . . . . . .  30
     18.3      No Notice of any trust. . . . . . . . . . . . . . . . . . . .  30
     18.4      Inscription Conclusive. . . . . . . . . . . . . . . . . . . .  31
     18.5      Particulars . . . . . . . . . . . . . . . . . . . . . . . . .  31
     18.6      Inspection. . . . . . . . . . . . . . . . . . . . . . . . . .  31
     18.7      Closure of Register . . . . . . . . . . . . . . . . . . . . .  31
     18.8      Change of Details . . . . . . . . . . . . . . . . . . . . . .  31
     18.9      Situs . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     18.10     Copy to the Trustee . . . . . . . . . . . . . . . . . . . . .  31
     18.11     Manifest Error. . . . . . . . . . . . . . . . . . . . . . . .  32
     18.12     No Certificate. . . . . . . . . . . . . . . . . . . . . . . .  32

19.  JOINT NOTEHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

20.  TRANSFER OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

21.  SURVIVORSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

22.  DECEASED NOTEHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . .  34

23.  MEETINGS OF NOTEHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .  34

24.  ALTERATION OF DEED. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

25.  INVALIDITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

26.  DISCHARGE AND RELEASE . . . . . . . . . . . . . . . . . . . . . . . . .  36

27.  NO RECOURSE AGAINST OTHERS. . . . . . . . . . . . . . . . . . . . . . .  36

28.  SERVICE OF PROCESS. . . . . . . . . . . . . . . . . . . . . . . . . . .  36

29.  CURRENCY INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  37

32.  APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                             WEA CAPITAL NOTE TRUST DEED

DEED dated 29 May 1998


BETWEEN WESTFIELD AMERICA, INC. ARBN 082 554 541 a corporation incorporated in the State of Missouri, United States of America of 11601 Wilshire Boulevard, Los Angeles, California 90025 ('BORROWER')

AND PERPETUAL TRUSTEE COMPANY (CANBERRA) LIMITED ACN 008 393 806 a company incorporated in the Australian Capital Territory of Level 4, 10 Rudd Street, Canberra City, Australian Capital Territory ('TRUSTEE')


RECITALS

     The Borrower has duly authorised the execution and delivery of this Deed to provide for the issuance of the Notes.

     The Trustee has agreed, on the terms and conditions contained in this Deed, to act as trustee of this Deed for the benefit of the holders for the time being of the Notes.

     The Notes have not been and will not be registered under the UNITED STATES SECURITIES ACT OF 1933, as amended ('SECURITIES ACT'), or under the securities or blue sky laws of any state of the United States. The Notes are being offered and sold only in the Commonwealth of Australia to entities which are not US persons within the meaning of REGULATION S under the Securities Act. The underwriter for the Notes has agreed in the underwriting agreement related to the Notes that no Notes may be offered, sold or delivered, directly or indirectly, within the United States or to, or for the account of, US persons.


AGREEMENT

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Deed, and all documents issued under or pursuant to this Deed, unless the context otherwise requires:

     'ADDITIONAL AMOUNTS' has the meaning specified in CLAUSE 9.1;

     'ALLOTMENT CERTIFICATE' in relation to Notes means a document in a form approved by the Company specifying the person or persons to whom the Notes are allotted and is merely a record of allotment and is not evidence of title or ownership of the Notes;

     'ASX' means Australian Stock Exchange Limited ACN 008 624 691;

     'AUTHORISATION' includes a consent, authorisation, approval, licence, permit, franchise, permission, filing, registration, resolution, direction, declaration and exemption;

     'BANKRUPTCY LAW' means Title 11, US Code, or any similar Federal or State law in the United States of America for relief of debtors;

     'BOARD OF DIRECTORS' means either the board of directors of the Borrower or any duly authorised committee of that Board;

     'BORROWER' means Westfield America, Inc. until a successor Person shall have become the issuer of the Notes pursuant to the applicable provisions of this Deed;

     'BUSINESS DAY' means a day other than: Saturday, Sunday, New Years Day, Good Friday, Easter Monday, Christmas Day, Boxing Day and any other day which the ASX shall declare and publish is not a business day;

     'CODE' means the United States Internal Revenue Code of 1986, as amended;

     'CONDITIONS OF ISSUE' means the conditions specified in the FIRST SCHEDULE to this Deed;

     'CURRENT VALUE', on any day, means in respect of any Portfolio Property, the fair market value thereof as determined by the Borrower, whose determination shall be conclusive and final;

'DEFAULT NOTICE' means a notice in writing issued by the Trustee under CLAUSE
10.1 to the Borrower in substantially the same form as in the THIRD SCHEDULE;

'DIRECT FINANCING LEASE RECEIVABLES' means receivables under the May Company Finance Leases;

'EVENT OF DEFAULT' means any of the events listed in paragraphs (a) to (g) of CLAUSE 10.1;

'INDEBTEDNESS' means, with respect to any Person:

(a) all obligations to repay principal of such Person for borrowed money other than:

     (i)  the deferred purchase price of property or services; and

     (ii) indebtedness to trade creditors and service providers incurred in the ordinary course of business; and

(b) all obligations to repay principal of such Persons evidenced by bonds, notes, debentures or other similar instruments;

'INTEREST PAYMENT DATE' has the meaning stated in the First Schedule;

'INTEREST RECORD DATE' has the meaning stated in the First Schedule;

'JURISDICTION' means the Australian Capital Territory;

'KNOWLEDGE' means in respect of a thing, actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way);

'LAW' means the CORPORATIONS LAW;

'LIEN' means, with respect to any asset of a Person:

(a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest of, in, or on such asset; and

(b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, but not does include a Permitted Lien;

'LISTING RULES' means the Listing Rules of ASX and any other rules of ASX which are applicable while the Borrower is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX;

'MARKETABLE SECURITIES' has the same meaning as the expression 'marketable securities' in SECTION 9 of the Law;

'MAY COMPANY FINANCE LEASES' means the financial leases under which 13 department store properties were net leased to the May Company by the Borrower in 1988 including property substitution thereafter;

'MONEYS OWING' means the Principal Moneys, interest and all other moneys payable to the Trustee on its own account or on account of the Noteholders in respect of the Notes from time to time;

'NON-UNITED STATES HOLDER' means an initial purchaser and beneficial owner of the Notes that, for the United States federal income tax purpose is not a 'United States Person';

'NOTE' means a subordinated unsecured note issued or to be issued on the terms of the First Schedule and a reference to a Note that is outstanding as at a particular date means a Note that has not been redeemed or repaid in full or otherwise cancelled prior to that date;

'NOTEHOLDERS' means the several persons whose names are for the time being inscribed in the Register of Noteholders of Notes kept in accordance with this Deed;

'OFFICER'S CERTIFICATE' means a certificate signed by a Co-President, the Chief Financial Officer or a Secretary of the Borrower;

'OPINION OF COUNSEL' means a written opinion of legal counsel, who may be:

(a) a senior attorney employed by the Borrower who shall be reasonably acceptable to the Trustee; or

(b) other counsel designated by the Borrower and who shall be reasonably acceptable to the Trustee;

'ORDINARY CREDITORS' means all present or future creditors of the Borrower whose claims against the Borrower arise in connection with:

(a) any accounts payable or other liability to trade creditors arising in the Borrower's ordinary course of business (including guarantees of instruments evidencing such liabilities);

(b)  amounts owed by the Borrower for services rendered; and

(c) any obligation of the Borrower to any wholly owned Subsidiary of the Borrower;

'OUTSTANDING PRINCIPAL AMOUNT' has the meaning stated in the First Schedule;

'PERMITTED LIENS' means, collectively, the following:

(a) liens for taxes, assessments or charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the ability of the Borrower to repay the Outstanding Principal Amount on the Notes in accordance with this Deed, or that are being contested in good faith by appropriate proceedings and (unless the amount thereof is not material to the Borrower's consolidated financial condition) for which adequate reserves are being maintained (in accordance with general accepted accounting principles of the United States of America);

(b) deposits, pledges or other liens to secure obligations under or in connection with workers' compensation, social security or similar laws, or unemployment or other insurance arrangements;

(c) deposits, pledges or other liens to secure bids, tenders, contracts (other than contracts constituting Indebtedness), obligations for utilities, leases, statutory obligations, surety, performance, replevin, judgment and appeal bonds and other obligations of like nature arising in the ordinary course of business;

(d) mechanics', workers', materialmen's, landlords', carriers', warehousemen's, repairmen's or similar liens arising in the ordinary course of business with respect to obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings or which in the aggregate would not reasonably be expected to have a material adverse effect on the ability of the Borrower to repay the Notes in accordance with this Deed;

(e)  liens securing any judgments;

(f) zoning restrictions, easements, rights-of-way, restrictions on use of property, other similar encumbrances incurred in the ordinary course of business and minor imperfections of title on real estate that do not interfere materially with the use of such property or render title unmarketable;

(g) any lien upon or in any asset or property hereafter acquired by the Borrower or any of its Subsidiaries, PROVIDED that such lien is created contemporaneously with (or has been previously created in relation to) such acquisition or the financing or refinancing thereof to secure or provide for the payment, financing or refinancing of any part of the cost (including construction costs) thereof and, PROVIDED FURTHER that such lien attaches only to the asset or property so acquired and fixed improvements thereon; and

(h) any purchase option, call or similar right in favour of another stockholder, partner or joint venturer or other Person with respect to any capital stock or other equity interest of or in any associate of the Borrower or other joint venture or entity pursuant to any related stockholder, partnership, joint venture or similar agreement or arrangement.

'PERPETUAL COMPANY' means any Related Body Corporate of the Trustee and the Trustee acting in any capacity other than as trustee of the trust constituted under this Deed;

'PERSON' includes individuals, partnerships, bodies corporate, associations or any Public Authority;

'PORTFOLIO PROPERTY' means any property in which the Borrower has a direct or indirect ownership interest, other than any property subject to any of the May

Company Finance Leases;

'PRINCIPAL MONEYS' means the principal payable on the Notes outstanding from time to time;

'PUBLIC AUTHORITY' means any Australian or foreign government or minister, or any governmental, semi-governmental or judicial entity, department, instrumentality or authority;

'RECEIVER' means any receiver, trustee, assignee liquidator or similar official under any Bankruptcy Law;

'REGISTER OF NOTEHOLDERS' means the separate register of Noteholders kept by or on behalf of the Borrower under this Deed and includes every principal and branch register of Noteholders;

'REGISTERED ADDRESS' in respect of a Noteholder, means the address of the Noteholder entered in the Register of Noteholders;

'RELATED BODY CORPORATE' means a body corporate related to another body corporate by virtue of SECTION 50 of the Law;

'RESOLUTION OF THE NOTEHOLDERS' means a resolution passed at a meeting of Noteholders duly convened and held (or by postal ballot) in accordance with the provisions contained in the Second Schedule and:

(a) carried by a majority consisting of not less than 50% of the persons voting at the meeting on a show of hands;

(b) if a poll is duly demanded then by a majority consisting of the holders of Notes representing not less than 50% of the Outstanding Principal Amount of the Notes held by the holders of Notes who are present at the meeting in person, by attorney, by proxy or by representatives; or

(c) if the meeting is by postal ballot, by a majority consisting of the holders of Notes representing not less than 50% of the Outstanding Principal Amount of all of the Notes;

'SCH BUSINESS RULES' has the same meaning as 'SCH business rules' in SECTION 9 of the Law;

'SEC' means the United States Securities Exchange Commission;

'SECURED DEBT' means Indebtedness secured by a Lien (as set out in an Officer's Certificate);

'SENIOR CREDITORS' means all present or future creditors (but not including Ordinary Creditors) of the Borrower, whose claims are not, or are not by their terms expressed to be, subordinated to the claims of any other creditors (or indebtedness) of the Borrower (and including without limitation the Trustee in respect of its rights of remuneration, reimbursement and indemnity under this Deed including without limitation those contemplated in CLAUSES 11, 14, 26 AND
29) and the expression 'its Senior Creditors' is to be construed accordingly;

'SPECIAL RESOLUTION' means a resolution passed on a poll at a meeting of Noteholders duly convened and held in accordance with the provisions contained in the SECOND SCHEDULE by a majority consisting of the holders of Notes representing not less than 75% of the Outstanding Principal Amount of the Notes held by the holders of the Notes provided that at least 50% of the Outstanding Principal Amount of the Notes are voted on the resolution, whether by Noteholders present at the meeting in person, by attorney, by proxy or by representatives;

'SUBSIDIARY', with respect to any Person, means any entity the shares of, stock, or other ownership interests of, which having ordinary voting power to elect a majority of the board of directors or other managers of such entity are at the time owned directly or indirectly by such Person;

'TAX' includes any tax, levy, impost, charge, fee, deduction, or withholding of whatever nature which is levied, collected, assessed or imposed by a Public Authority, and any interest, penalty, charge, fee, or other amount imposed, collected, withheld, assessed or made on or in respect of any of the above;

'TOTAL ASSETS' means, at any date of determination, the total assets of the Borrower and its Subsidiaries as shown on the consolidated balance sheets of the Borrower and its Subsidiaries as of the end of the latest period for which financial statements are available, PLUS:

(i) the Borrower's proportionate interest in the Current Value of Portfolio Properties (as set out in an Officer's Certificate); and

(ii) the amount of money (as set out in an Officer's Certificate) spent by the Borrower and its Subsidiaries since the date of such consolidated balance sheets in relation to:

     (A)  the acquisition of assets; or

     (B)  construction work in relation to their assets,

and MINUS:

(a) the value at which the Portfolio Properties are reflected in such balance sheets;

(b) Direct Financing Lease Receivables (net of Indebtedness associated therewith) as shown on such balance sheets; and

(c) any amounts excluded from the definition of Total Secured Debt as a result of the application of paragraph (g) of the definition of Permitted Liens (as set out in an Officer's Certificate);

'TOTAL SECURED DEBT' means, at any date of determination, the aggregate Indebtedness of the Borrower secured by Liens and its proportionate interest (as set out in an Officer's Certificate) in Indebtedness of its Subsidiaries secured by Liens, excluding any Indebtedness relating to the May Company Finance Leases and any cash held by the Borrower or its Subsidiaries on deposit;

'TOTAL SHAREHOLDERS FUNDS' means, at any date of determination, the total shareholders' equity of the Borrower and its Subsidiaries as shown on the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of the latest period for which financial statements are available, plus the Borrower's proportionate interest (as set out in an Officer's Certificate) in the Current Value of Portfolio Properties and minus the value at which the Portfolio Properties are reflected in such balance sheets, adjusted if necessary to reflect the current market value of the Borrower and its Subsidiaries;

'TRUST DEED' or 'DEED' includes this deed, the schedules attached to this deed, and any document or documents supplemental to this Deed;

'TRUST' means the WEA Capital Note Trust established under CLAUSE 3 of the Trust Deed;

     'TRUSTEE' means Perpetual Trustee Company (Canberra) Limited or any successor in its capacity as trustee for the Noteholders pursuant to this Deed;

     'UNITED STATES' means the United States of America, any state thereof, the District of Columbia and its territories and possessions and areas subject to its control;

     'UNITED STATES PERSON' means a citizen or resident of the United States, a corporation, partnership or other entity created or organised in the United States or under the laws of the United States or any political subdivision thereof, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust whose administration is subject to the primary supervision of the United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust;

     'WRITING' includes printing, typing, lithography and other modes of reproducing words in a visible form and 'written' has a corresponding meaning.

1.2  SCHEDULES

     The Schedules to this Deed are part of this Deed.

1.3  INTERPRETATION

     In this Deed, unless the context otherwise requires:

     (a)  the singular includes the plural and vice versa;

     (b)  words importing a gender include the other genders;

     (c) other grammatical forms of defined words or phrases have corresponding meanings;

     (d) a reference to a clause, part of a clause, schedule or annexure is a reference to that clause or part of a clause of or schedule or annexure to this Deed;

     (e) a reference to this 'DEED' includes its recitals, schedules and any annexures as it may from time to time be amended and except to the extent that the context clearly otherwise indicates includes all supplemental or collateral deeds whether or not they are expressly incorporated in such reference;

     (f) unless otherwise defined in this Deed, terms defined in the CORPORATIONS LAW have the same meanings as in the CORPORATIONS LAW;

     (g)  a reference to a party is a reference to a party to this Deed;

     (h) a reference to a party to this Deed includes that party's successors and permitted assigns;

     (i) a reference to a document or agreement, including this Deed, includes a reference to that document or agreement as novated, altered or replaced from time to time and, in the case of this Deed, to any supplemental or collateral document to this Deed;

     (j) a reference to 'dollar', '$', '$A', or 'A$' is a reference to Australian currency and a reference to 'US$' is a reference to the currency of the United States of America;

     (k) a reference to a specific time for the performance of an obligation is a reference to that time in the State or Territory where the obligation is to be performed;

     (l) use of a term (including, without limitation, Moneys Owing) denoting subject matter which comprises more than one part or aspect includes a reference to each or any part or aspect of the subject matter; and

     (m) a reference to a group of Persons is a reference to all of them collectively, to any 2 or more of them collectively and to each of them individually.

1.4  HEADINGS

     Headings are for reference only and do not form part of this Deed.

1.5  REFERENCES TO LEGISLATION

     Legislation (including, without limitation, the Corporations Law, the Listing Rules, or the SCH Business Rules) referred to in this Deed is as amended or replaced from time to time.

1.6  INCONSISTENCY WITH LISTING RULES

     This Deed is to be interpreted subject to the Listing Rules and the SCH Business Rules and accordingly if the Borrower is admitted to the Official List of the ASX, the following clauses apply:

     (a) notwithstanding anything contained in this Deed, if the Listing Rules prohibit an act being done, the act shall not be done;

     (b) nothing contained in this Deed prevents an act being done that the Listing Rules require to be done;

     (c) if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);

     (d) if the Listing Rules require this Deed to contain a provision and it does not contain such a provision, this Deed is deemed to contain that provision;

     (e) if the Listing Rules require this Deed not to contain a provision and it contains such a provision, this Deed is deemed not to contain that provision;

     (f) if any provision of this Deed is or becomes inconsistent with the Listing Rules, this Deed is deemed not to contain that provision to the extent of the inconsistency.

     The obligations imposed by this clause are additional to those imposed by any other clause of this Deed.

1.7  PLACE OF ACTIONS

     Despite any provision of this Deed or the Conditions of Issue or both:

     (a) any matter or thing done or to be done by the Borrower in Australia under this Deed or the Conditions of Issue or both (whether the exercise of a power or discretion, the performance of a function, the observance or performance of a covenant, liability or obligation, or otherwise) must be done by or on behalf of the Borrower in the Jurisdiction; and

     (b) any matter or thing done or to be done by the Trustee under this Deed or the Conditions of Issue or both (whether the exercise of a power or discretion, the performance of a function, the observance or performance of a covenant, liability or obligation, or otherwise) must be done by or on behalf of the Trustee in the Jurisdiction; but

     (c) no matter or thing done or to be done by the Borrower or the Trustee (or either of them) under this Deed or the Conditions of Issue (or both) which is in fact done by or on behalf of (including anything done by a Perpetual Company on or behalf of, or as agent of the Trustee) the Borrower or the Trustee (or either of them) in Australia but out of the Jurisdiction will by reason solely of that fact, be invalid, ineffective, void or voidable at the option of any Person;

     (d) this clause does not in any way restrict the actions of the Borrower or the Trustee outside of Australia;

     (e) where in this Deed provision is made for or reference is made to the production, surrender, lodgment or delivery of instruments of transfer or transmission of Notes or other documents or the giving of notice in each case by Noteholders to the Borrower, the same will be deemed not to have been produced, surrendered, lodged, delivered or given to the Borrower by any Noteholder unless and until it is actually received by the Trustee, on behalf of the Borrower, at the Trustee's office in the Jurisdiction or such other place as the Borrower and the Trustee may reasonably nominate for the purposes of this clause.

1.8  KNOWLEDGE OF THE TRUSTEE

     The Trustee will only be considered to have Knowledge of anything, by virtue of the officers of the Trustee having day to day responsibility for the administration of the WEA Capital Note Trust having Knowledge. In addition, Knowledge of an Event of Default means Knowledge of the occurrence of the events or circumstances constituting an Event of Default and that those events or circumstances do constitute an Event of Default.

2.   ISSUE OF NOTES

2.1 The Borrower may issue Notes to any Person on the terms of this Deed and the Conditions of Issue.

2.2 Entitlement to a Note is determined by inscription in the Register of Noteholders and on such inscription, a Note will be deemed to be issued.

3.   COVENANT TO PAY AND DURATION OF TRUST

3.1  COVENANT TO PAY

     The Borrower:

     (a) covenants and agrees that it will duly and punctually pay to the Trustee the Moneys Owing from time to time; and

     (b) must pay to the Trustee in the Jurisdiction (or such other place as the Trustee and the Borrower, may from time to time agree):

          (i) the Principal Moneys represented by the Notes or, as the case may be, that part of the Notes as are to be redeemed on the date due for repayment in accordance with the Conditions of Issue; and

          (ii) until the whole of the Notes have been redeemed in accordance with the Conditions of Issue, interest on the Outstanding Principal Amount on each Note in accordance with the Conditions of Issue.

3.2  PAYMENT TO NOTEHOLDERS

     Except as otherwise required under this Deed, the Trustee must pay the Principal Moneys and interest received pursuant to CLAUSE 3.1 to the Noteholders in accordance with the rights attaching to the Notes.

3.3  APPOINTMENT OF THE TRUSTEE

     The Trustee is hereby appointed as the trustee for the Noteholders and agrees for the consideration expressed in this Deed to act in the interests and for the benefit of the Noteholders on the terms contained in this Deed.

3.4  DURATION

     The Trustee declares that it holds the rights of Noteholders under this Deed on trust for them. The trust established pursuant to this Deed:

     (a) commences on the date of this Deed and ends 80 years less one day after the date of this Deed or at such earlier time as the law or this Deed provides; and

     (b)  shall be known as the 'WEA CAPITAL NOTE TRUST'.

3.5  STATUS

     The Notes constitute unsecured subordinated obligations of the Borrower as provided in this Deed.

4.   ALLOTMENT CERTIFICATES AND VALIDITY

4.1  ISSUE OF CERTIFICATES

     The Borrower may issue, to any Person who is issued a Note, an Allotment Certificate.

4.2  CONDITIONS OF ISSUE

     The Conditions of Issue are deemed to be included or endorsed on the Allotment Certificate (if any) without the need for any specific mention or words of incorporation.

4.3  VALIDITY OF NOTES ISSUED

     Despite any breach of or non-compliance by the Borrower, with any of the provisions of this Deed, all Notes issued under this Deed will as between:

     (a)  the relevant Noteholder and the Borrower;

     (b)  the relevant Noteholder and the Trustee;

     (c)  the relevant Noteholder and any Receiver of the Borrower; and

     (d)  the relevant Noteholder and all other Noteholders,

     be deemed to have been validly issued under this Deed.

4.4  CONTINUING OBLIGATIONS

     Nothing in this CLAUSE 4 will exonerate or relieve or be deemed to exonerate or relieve the Borrower or the Trustee from any of their respective covenants, liabilities and obligations under this Deed.

4.5  CLEARED FUNDS

     If:

     (a) the Borrower is for any reason obliged to repay any money paid as consideration for a Note to be issued; or

     (b) the Borrower has issued a Note against the receipt of uncleared funds and does not receive value for those funds,

     then:

          (i)  the payment will be taken not to have been made;

          (ii) the Note will be void from the time of issue;

         (iii) the Note issued to that Person shall be cancelled; and

          (iv) the Borrower shall ensure that the Register of Noteholders is amended to reflect such cancellation.

5.   PAYMENT OF COMMISSION, BROKERAGE ETC.

     The Borrower may pay a commission procuration fee or brokerage to any Person for subscribing or underwriting the subscription of or obtaining subscription for the Notes.

6.   PURCHASE AND CANCELLATION OF NOTES

6.1  PURCHASE OF NOTES

     The Borrower may at any time and from time to time purchase (on market or by private treaty) any of the issued Notes.

6.2  CANCELLATION OF NOTES

     All Notes purchased in accordance with this clause may be cancelled or resold at the option of the Borrower subject to compliance with all legal and regulatory requirements.

SUBORDINATION OF NOTES

7.1  IN FAVOUR OF SENIOR CREDITORS

     Subject to applicable laws, in the event of:

     (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganisation or other similar case or proceeding in connection therewith, relating to the Borrower or to its assets; or

     (b) any liquidation, dissolution or other winding-up of the Borrower whether voluntary or involuntary,

     then and in any such event:

     (c) the rights of the Noteholders and the Trustee on the Noteholders' behalf against the Borrower in respect of the Notes and this Deed will be postponed to the claims of the Senior Creditors and no amount will be payable to the Noteholders, or the Trustee on the Noteholders' behalf, in respect of the Notes or the Deed until the claims of the Senior Creditors have been satisfied in full; and

     (d) the rights of the Noteholders under the Notes and this Deed will be held by the Trustee on trust together with the proceeds of enforcement of such rights which will be applied in the following order:

          (i) first, for payment in full to the Senior Creditors (including without limitation, to the Trustee in relation to its rights of remuneration, indemnity and reimbursement under this Deed) of all amounts due to the Senior Creditors;

          (ii) second, pari passu and ratably in or towards payment of the Principal Moneys and interest owing in respect of the Notes and all moneys owing to Ordinary Creditors; and

          (iii) third, in payment of any balance to the Borrower or the Receiver of the Borrower,

          PROVIDED THAT the Trustee shall have the power to make such determinations and allocations in respect of any amount held by it at the end of a year of income to ensure that, to the extent possible, no liability to Tax in respect of that amount will be imposed on the Trustee under sections 99 or 99A of the INCOME TAX ASSESSMENT ACT, 1936 (or any similar provision of any replacement Act).

7A.1 CLAUSE 7.1(c) does not apply to subordinate the fees, costs, charges, expenses and liabilities payable to the Trustee (and not on behalf of any Noteholder) under this Deed (including, without limitation, any remuneration of the Trustee under CLAUSE 11 and any indemnity and reimbursement in favour of the Trustee under clauses 14, 26 and 29).

7.2  SENIOR CREDITORS PAYMENT DEFAULT

     Unless one of the events in PARAGRAPH (a) or PARAGRAPH (b) of CLAUSE 7.1 applies, if there is a default by the Borrower in the payment of money owing to

     Senior Creditors (including without limitation, any money owing to the Trustee in respect of its rights of remuneration, indemnity and reimbursement under this Deed) when due and payable ('PAYMENT DEFAULT'), then no direct or indirect payment or distribution of any assets of the Borrower of any kind or character will be made by, or on behalf of, the Borrower on account of any amounts payable to the Noteholders in respect of the Notes and the Deed, the purchase or redemption or other acquisition of any Notes unless and until:

     (a)  the Payment Default has been cured or waived or has ceased to exist;
          or

     (b) all amounts owing to Senior Creditors (including without limitation, to the Trustee in relation to its rights of remuneration, indemnity and reimbursement under this Deed) have been discharged or paid in full in cash or in cash equivalents, after which, subject to CLAUSE 7.1, the Borrower must resume making any and all required payments in respect of the Notes and this Deed, including any missed payments. Nothing in this clause prejudices the rights of the Trustee in its own capacity to remuneration, reimbursement or indemnity.

7.3  EVIDENCE

     The Trustee will be entitled and is authorised by the Borrower to call for (and will be entitled to accept as conclusive evidence thereof) a certificate from any Receiver of the Borrower as to:

     (a) the amounts of the claims of the Senior Creditors which have been admitted in any liquidation, dissolution or other winding up and which will not have been satisfied in full out of the other resources of the Borrower; and

     (b)  the Persons entitled thereto and their respective entitlements.

     Any such certificate given by any such Receiver will be conclusive and binding on the Trustee and all Noteholders.

7.4  TRUSTEE MAY PROVE IN WINDING UP

     The Trustee will be entitled, on the issuing of a Default Notice by the Trustee in accordance with this Deed, to file such proofs of claim, or proofs of debts and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of the Notes allowed in any judicial proceedings relating to the Borrower or their respective creditors or properties. No Noteholder will be entitled to take any such action unless the Trustee, having become entitled to take any such actions in accordance with this Deed, fails to do so within 10 Business Days, in which case any Noteholder may himself take in his or her own name the actions which the Trustee could have taken.

7.5  FREEZE ON PAYMENTS IF TRUSTEE DECLARES MONEYS OWING DUE

     If the Moneys Owing become immediately due and payable as a result of the Trustee issuing a Default Notice in accordance with this Deed, then unless the Trustee revokes the Default Notice:

     (a) the payment of all Principal Moneys or interest which are then owing or payable or thereafter become owing or payable in relation to the Notes by the Borrower will be postponed until the Senior Creditors (including without limitation, the Trustee in relation to its rights of remuneration, indemnity and reimbursement under this Deed) have been paid or satisfied in full; and

     (b) so long as any such liability of the Borrower to Senior Creditors (including without limitation, to the Trustee in relation to its rights of remuneration, indemnity and reimbursement under this Deed) remains outstanding, a Noteholder will not in respect of any Note held by it in any circumstances whatever:

          (i)    demand or accept payment of any part of the Moneys Owing; or

          (ii) set off or attempt to set off any part of the Moneys Owing against any moneys which may at any time be due from the Noteholder to the Borrower.

8.   COVENANTS BY THE BORROWER

8.1  The Borrower covenants with the Trustee that it will:

     (a) strive to carry on and conduct the Borrower's business in a proper and efficient manner;

     (b) make available for the inspection by the Trustee or any auditor appointed by the Trustee the whole of its accounting or other records and will give to the Trustee such information as the Trustee requires with respect to all matters relating to its accounting or other records;

     (c) on request in writing of the holders of Notes representing not less than 10% of the Outstanding Principal Amount of all Notes delivered to the Borrower's registered office, summon a meeting of Noteholders by giving notice to each Noteholder at the Noteholder's address as specified in the Register of Noteholders:

          (i) to consider the accounts and balance sheets that were laid before the last preceding annual general meeting of the Borrower; and

          (ii) to give to the Trustee directions in relation to the exercise of the Trustee's powers; and

          being a meeting to be held in accordance with the provisions of the SECOND SCHEDULE at a time and place specified in the notice and to be presided over by a person nominated by the Trustee or, if the Trustee does not nominate a person to preside at the meeting, by a person appointed for that purpose by the Noteholders present at the meeting; and

     (d) so long as any of the Notes remain outstanding, notify the Trustee after it becomes aware that any material condition of this Deed cannot be fulfilled or after it becomes aware of an event which would require the Trustee issuing a notice or a Default Notice under CLAUSE 10, such notice to be given within 30 Business Days of the Borrower becoming so aware.

8.2 The Borrower covenants with the Trustee that, so long as any of the Notes are outstanding, the Borrower will not incur Secured Debt, if at the time of incurrence thereof, Total Secured Debt exceeds 75% of Total Assets.

8.3 The Borrower covenants with the Trustee that it will not (without the approval of the Trustee, which may only be given if the Trustee is so directed by a Resolution of the Noteholders to give such an approval) repurchase, redeem or buy back common stock of the Borrower if as a result of such an action Total Shareholders Funds would fall below US$700,000,000.

8.4 The Borrower covenants with the Trustee and with each Noteholder, subject to the Law and to any declarations made and exemptions granted by the Australian Securities Commission at any time and which are continuing in force and applicable ('RELIEF'), in terms of and to comply in all material respects with:

     (a)  the covenants required by section 1054 of the Law;

     (b)  Division 4 of Part 7.12 of the Law;

     (c) any conditions of, and any covenants required to be contained in this Deed as a condition of, the Relief;

     (d)  the Listing Rules; and

     (e)  the SCH Business Rules.

8.5 A meeting of Noteholders convened in accordance with the SECOND SCHEDULE may, by Resolution of the Noteholders, direct the Trustee to waive compliance by the Borrower with any covenant, whether or not the Borrower is in breach of that covenant.

9.   ADDITIONAL AMOUNTS

     9.1.1 The Borrower will pay to the Trustee for payment to the holder of a Note who is a Non-United States Holder such additional amounts (the 'ADDITIONAL AMOUNTS') as may be necessary in order that every net payment of the principal of and interest on such Note, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of any change in any law or regulation or in the interpretation thereof by any court, administrative or governmental authority charged with the administration thereof upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Note to be then due and payable; PROVIDED, HOWEVER, that neither the Borrower nor the Trustee shall be obliged to pay Additional Amounts in respect of any one or more of the following:

     (a) any tax, assessment or other governmental charge which would not have been so imposed but for:

          (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary or member of such holder, if such holder is an estate, a trust or a partnership) and the United States, including, without limitation, such holder (or such fiduciary, settler, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having had a permanent establishment therein; or

          (ii) such holder's present or former status as a passive foreign investment company, a personal holding company, foreign personal holding company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax,

     (b) any tax, assessment or other governmental charge imposed on interest received by reason of such:

          (i) holder's past or present status as the actual or constructive owner (taking into account applicable attribution of ownership rules under SECTION 871 (h) (3) (C) of the Code), of 10% or more of the total combined voting power of all classes of stock of the Borrower entitled to vote or 10% or more of the capital or profits interest in the Borrower; or

          (ii) holder's status as a bank which, with respect to the Note, has extended credit to the Borrower in the ordinary course of business within the meaning of SECTION 881(c)(3)(A) of the Code;

     (c) any tax, assessment or other governmental charge which would not have been imposed but for failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity, classification, or connection with the United States of the holder or beneficial owner of such Note, if compliance is required by statute, regulation, notice, or announcement of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

     (d) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

     (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on such Note; or

     (f) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     nor will Additional Amounts be paid with respect to any payment of principal of or interest on any such Note to any Non-United States Holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note;

     PROVIDED FURTHER that neither the Borrower nor the Trustee shall be obliged to pay Additional Amounts to any Noteholder unless such Noteholder has provided written notice to the Borrower and the Trustee establishing that none of the foregoing exceptions apply to such Noteholder.

     9.1.2 Nothing in CLAUSE 9.1.1 shall result in Additional Amounts being paid to a Noteholder who is not a Tax Resident of Australia in respect of any Tax or other amount that would not have otherwise been paid or be payable by reason only that such Noteholder were a Tax Resident of Australia. In this clause, 'TAX RESIDENT OF AUSTRALIA' means any person regarded as a resident of Australia for the purposes of the Convention between the government of Australia and the government of the United States of America for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income.

     9.1.3 Upon any such payment of Additional Amounts to the holder of a Note, such holder shall be deemed to have assigned to the Borrower, (for purposes of collection and enforcement only) all rights to any refund, reimbursement or repayment of any tax, assessment or charge so paid or withheld. The foregoing shall not give rise to any right by the Borrower against such holder or reduce the obligation of the Borrower to pay the full amount of principal of and interest on any Note when and as the same shall become due and payable.

     9.1.4 Whenever in this Deed or the Notes there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this CLAUSE 9 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this CLAUSE 9 and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

9.2 In the event that withholding for or on account of any tax, assessment or other governmental charge described in CLAUSE 9.1.1 shall be required to be made for or on behalf of holders of Notes who are Non-United States Holders in respect of any payment of principal of or interest on the Notes, at least 10 days prior to the first Interest Payment Date on which such withholding becomes required (or, if first required on any Principal Payment Date, at least 10 days prior to such date), the Borrower shall furnish to the Trustee an Officer's Certificate to the effect that such withholding is required and, to the extent practicable under United Stated federal income tax law, specifying by country the amount, if any, required to be withheld on such payments to holders. In the event that at any time there is any change with respect to the matters set forth in a certificate delivered pursuant to this CLAUSE 9.2, at least 10 days prior to the first Interest Payment Date to which such change is applicable (or, if such change is first applicable on any principal instalment date, at least 10 days prior to such date) the Borrower, shall furnish to the Trustee an Officer's Certificate describing such change. Any Officer's Certificate delivered pursuant to this CLAUSE 9.2 shall be accompanied by an Opinion of Counsel with respect to all matters of law set forth in the Officer's Certificate. The Trustee will not be bound to pay any Additional Amounts unless it receives the Officer's Certificate and the Opinion of Counsel referred to in this clause.

9.3 The Borrower covenants to indemnify the Trustee (including every attorney, agent or other person appointed by it under this Deed) for, and to hold it harmless against, any loss, liability or expenses reasonably incurred to the extent such loss, liability or expenses do not arise from bad faith, negligence, fraud or breach of trust on its part arising out of or in connection with actions taken or omitted to be taken by it in reliance upon any Officer's Certificate or Opinion of Counsel furnished pursuant to CLAUSE 9.2.

9.4 For the avoidance of doubt, this CLAUSE 9 does not apply in relation to any withholding or other taxes, assessments or other governmental charges of a jurisdiction other than the United States of America.

10.  EVENTS OF DEFAULT

10.1 DEFAULT NOTICE

     If any one or more of the following events occurs:

     (a)  the Borrower makes default in the payment to the Trustee of any:

          (i) interest due on any of the Notes (and the default continues unremedied for a period of 30 Business Days after notice by the Trustee to the Borrower of non-payment); or

          (ii) Principal Moneys owing in respect of the Notes (and the default continues unremedied for a period of 10 Business Days after notice by the Trustee to the Borrower of non-payment);

     (b) a court of appropriate jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i)    is for relief against the Borrower in an involuntary case;

          (ii) appoints a Receiver of the Borrower or for all or substantially all of its property; or

          (iii)  orders the liquidation of the Borrower,

          and the decree or order remains unstayed and in effect for 90 consecutive days;

     (c)  the Borrower pursuant to or within the meaning of any Bankruptcy Law:

          (i)    commences a voluntary case;

          (ii) consents to the entry of an order for relief in an involuntary case;

          (iii) consents to the appointment of a Receiver of it or for all or substantially all of its property; or

          (iv)   makes a general assignment for the benefits of its creditors;

     (d) breach by the Borrower of the covenant in CLAUSE 8.1(c), and such breach continues for a period of 30 Business Days after there has been given written notice to the Borrower by the Trustee specifying such breach and requiring it to be remedied;

     (e) the Borrower defaults under the terms of any agreement or instrument evidencing or under which the Borrower has at the date of the Deed or hereafter outstanding any Indebtedness of Senior Creditors that is full recourse to the Borrower and:

          (i) such Indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable; or

          (ii) any principal amount of any such Indebtedness remains unpaid when due and payable,

          and where the aggregate principal amount thereof exceeds US $150,000,000 and

                 (A) in the case of paragraph (i), such acceleration is not rescinded or annulled; and

                 (B) in the case of paragraph (ii) such Indebtedness is not repaid,

          within 90 Business Days after there has been given written notice to the

          Borrower by the Trustee specifying such default and requiring it to be remedied provided that if before the expiration of that 90 Business Day period such acceleration is no longer subsisting or the Indebtedness has been repaid, then there will be deemed to be no such default under this paragraph;

     (f) breach by the Borrower of the covenant in CLAUSE 8.2 and such default continues for a period of 90 Business Days after there has been given written notice to the Borrower by the Trustee specifying such default and requiring it to be remedied provided that if before the expiration of that 90 Business Day period:

          (i) Total Secured Debt does not exceed 75% of Total Assets where Total Assets is determined by reference to the current market value of those assets instead of by reference to the financial statements referred to in the definition of Total Assets in clause 1.1 of this Deed;

          (ii) the Borrower prepares an updated consolidated balance sheet of the Borrower and its Subsidiaries, which shows that Total Secured Debt does not exceed 75% of the Total Assets; or

          (iii)  the relevant Indebtedness is repaid or becomes unsecured,

          then there will be deemed to be no such default under this paragraph;

     (g)  breach by the Borrower of the covenant in clause 8.3;

     PROVIDED, HOWEVER, that if any such default specified in the foregoing paragraphs (a) through (g) is remedied or cured or waived by the Trustee or the Noteholders in accordance with the terms of this Trust Deed or, in the case of paragraph (e) (without limiting the foregoing), waived by the holders of such Indebtedness, then the Event of Default hereunder by reason thereof shall be deemed to have been thereupon remedied, cured or waived for all purposes of this Trust Deed;

     then, unless the Trustee waives the occurrence of the Event of Default, the Trustee must issue a Default Notice to the Borrower, declaring that the Moneys Owing are immediately due and payable, provided that such Default Notice may only be issued if:

               (i) where the Event of Default is in respect of a matter stated in paragraph (a) of this clause, a Noteholder in writing directs the Trustee to issue a Default Notice;

               (ii) where the Event of Default is in respect of a matter stated in paragraphs (b), (c), (d), (e), (f) or (g) of this clause, the Trustee has been directed to issue a Default Notice by a Special Resolution of a meeting of Noteholders; and

               (iii) at the time of issue of the Default Notice, the Event of Default is subsisting and has not been remedied.

       Notwithstanding the above, the Trustee is not obliged to take any action (including giving any notice or Default Notice) under this CLAUSE 10.1 unless it has Knowledge of an Event of Default (including Knowledge of an event requiring the giving of such notice or Default Notice).

10.2   ENFORCEMENT

       Subject to this Deed, at any time after issuing a Default Notice in accordance with this clause, the Trustee may:

       (a)     revoke the Default Notice if the Event of Default is remedied; or

       (b) institute proceedings to enforce payment of the Notes and recover any other Moneys Owing under this Deed.

10.3   COMPLIANCE WITH LAWS

       Where the Event of Default is in respect of a matter stated in paragraph
       (a) of CLAUSE 10.1, the Trustee must not issue a Default Notice during such period as the Borrower is able to satisfy the Trustee that its failure or refusal to make any payment is in order to comply with:

       (a)     any fiscal or other law or regulation; or

       (b)     the order of any court of competent jurisdiction,

       applicable to the payment.

11.    REMUNERATION AND EXPENSES OF TRUSTEE

11.1   REMUNERATION

       The Borrower shall pay to the Trustee by way of remuneration for its services as trustee a fee of $50,000 per annum, payable half yearly in arrears. The Borrower will also pay the Trustee time in attendance at the Trustee's normal rate from time to time for, in relation to or in connection with:

       (a)     any enforcement action;

       (b)     convening and holding of meetings of Noteholders; or

       (c) any changes to the Trust Deed, any other related documents or the structure of the Trust,

       to the extent that such costs, charges, expenses and duties are not attributable to the Trustee's bad faith, negligence, fraud or breach of trust.

11.2   EXPENSES

       The Borrower will on demand by the Trustee pay all costs (including legal fees on a full indemnity basis), charges and expenses and any stamp or other duty payable by or on behalf of the Trustee in or in connection with:

       (a) the carrying out by the Trustee of any right, power or privilege conferred on the Trustee or any Noteholder by this Deed or by Law;

       (b) any breach or default in the observance or performance by the Borrower of the covenants, obligations and conditions of this Deed;

       (c) convening, holding and carrying out any directions or resolutions of, any meeting of Noteholders,

       to the extent that such costs, charges, expenses and duties are not attributable to the Trustee's bad faith, negligence, fraud or breach of trust and further PROVIDED THAT such costs, charges, expenses and duties are properly and reasonably incurred. For the avoidance of doubt, the Trustee will be entitled to pay full market rates for legal fees having regard to the complexity, quality and urgency of any advice sought by the Trustee in accordance with this Deed.

11.3   PRIORITY TO NOTEHOLDERS

       All amounts payable to the Trustee under this CLAUSE 11 must be paid in priority to any claim by any Noteholder and will continue to be payable until the trusts of this Deed are finally wound up and whether or not the trusts of this Deed are in course of administration by or under the order of any court. The Trustee may retain and pay to itself in priority to any claim by any Noteholder all such amounts out of any moneys for the time being in its hands upon the trusts of this Deed.

12.    TRUSTEE'S POWERS

12.1   POWERS

       Subject to this Deed, the Trustee has within and outside Australia all the powers in relation to the trusts constituted by this Deed, that it is legally possible for a natural person or corporation to have.

12.2   ACTION ON BREACH

       Despite any other provisions of this Deed, the Trustee, in relation to any breach (whether anticipatory or actual) of or default in any covenant, obligation, condition or provision under this Deed:

       (a) may in its absolute discretion waive or excuse any breach or default on any terms or conditions;

       (b) may in its absolute discretion not inform Noteholders of any breach or default;

       (c) must not, despite Knowledge of the Trustee of any breach or default, take any action (including without limitation filing proofs of claim under CLAUSE 7.4 and the determinations under CLAUSE 13) or proceedings against the Borrower to enforce the observance or performance of any such covenant, obligation, condition or provision (including, without limitation, enforcement of the payment of the Notes and recovery of any other Moneys Owing under this Deed) unless in any such case the
               Trustee:

               (i) is directed so to do by a Special Resolution of Noteholders;

                      and

               (ii) the Trustee is indemnified to its satisfaction against all liabilities, proceedings, claims and demands to which the Trustee may become liable as a result of such direction and all costs, charges and expenses (including its rights to remuneration under this Deed) which may be incurred by the Trustee in connection with such direction, action or proceedings; and

       (d) must not take any action in relation to any breach or default by the Borrower or an Event of Default including the issuing of any notice under this Deed unless it has Knowledge of the Event of Default or is advised by another Person of the Event of Default, and until such a time the Trustee can assume that no such breach, default by the Borrower or Event of Default (as the case may be) has occurred.

12.3   DELEGATION

       The Trustee, by power of attorney or otherwise, may authorise and delegate to one or more Persons being:

       (a)     a Related Body Corporate; or

       (b) subject to the prior consent of the Borrower (not to be unreasonably withheld) to any other Person whether or not being the Borrower or persons related to or associated with the Borrower, provided that the Trustee does not need to obtain the consent of the Borrower where an Event of Default has arisen and the matter to which the attorney or delegate is to act relates to that Event of Default, to do anything that the Trustee may lawfully delegate, including, but not limited to, holding any trust property and executing documents on its behalf, and delegating any trusts, powers or discretions vested in the Trustee under this Deed on such terms and conditions (including power to subdelegate) as the Trustee may think fit.

12.4   TRUSTEE NOT TO INTERFERE

       Subject to this Deed, its general duties as trustee under statute (including the Corporations Law) and at general law, the Trustee must not interfere with the conduct of the ordinary business of the Borrower unless and until the Moneys Owing have become immediately due and payable as a result of the issue of a Default Notice by the Trustee in accordance with this Deed and the Trustee has become bound, or been duly directed by Noteholders, pursuant to the terms of this Deed to enforce the same. For the avoidance of doubt, nothing in this clause restricts or precludes the Trustee's rights to remuneration in CLAUSE 11 or the Trustee's right of indemnity in CLAUSE 14.

12.5   INDEPENDENT RIGHTS

       The Trustee and any Related Body Corporate or associate of the Trustee (including without limitation, Perpetual Companies and Perpetual Trustee Company Limited in its capacity as trustee of the Westfield America Trust), subject to always acting in good faith to Noteholders may:

       (a)     hold Notes, or any other Marketable Securities in the Borrower;

       (b)     represent or act for, or contract with, individual Noteholders;

       (c) deal in any capacity with the Borrower or with any related company or associate of the Borrower;

       (d) contract or enter into arrangements with itself acting in any capacity other than as Trustee; or

       (e)     act in any capacity in relation to any other trusts,

       without in any such case being liable to account to any trust, the Borrower or to any Noteholder.

12.6   DIRECTIONS

       The Trustee may apply to any court for directions in relation to any question and assent to and approve or oppose any application to any court made by or at the instance of any Noteholder.

12.7   EXPERTS

       The Trustee may act, in accordance with the terms of this Deed, on the advice or opinion or any information obtained from any barrister, solicitor, accountant, valuer, surveyor, broker, auctioneer or other expert whether obtained by the Borrower or any issuing house concerned with the issue of any of the Notes or by the Trustee and whether or not addressed to the Trustee or expressed to be for the benefit of the Trustee.

13.    TRUSTEE'S DISCRETION

       Except where otherwise expressly provided for in this Deed, the Trustee may determine:

       (a) whether to exercise and the manner, mode and time of exercise of its powers, authorities and discretions in its absolute discretion; and

       (b) as between itself and the Noteholders all questions and matters of doubt arising in relation to this Deed and every such determination made in good faith whether upon a question actually raised or implied in the acts or proceedings of the Trustee shall be conclusive and shall bind all Noteholders.

14.    TRUSTEE'S INDEMNITY

14.1 The Trustee (including every attorney, agent or other person appointed by it under this Deed) is entitled to be indemnified by the Borrower in respect of all fees (including legal fees on a full indemnity basis), costs, losses, liabilities, Taxes and expenses reasonably and properly incurred by it in the execution of the trusts of this Deed or any of the powers, authorities or discretions vested in the Trustee under this Deed and against all actions, costs, liabilities, Taxes, claims and demands in respect of any matter or thing done or omitted by it in any way relating to this Deed (in each case, other than such cost, loss, liability or expense to the extent that it arises out of its bad faith, negligence, fraud or breach of trust or any Taxes imposed on the Trustee's remuneration for its services as trustee). Any indemnity to which the Trustee is entitled:

       (a) under this Deed is in addition to, and without prejudice to, any indemnity allowed by law to trustees; and

       (b) for the avoidance of doubt does not extend to any Principal Moneys or any interest payable on the Notes.

14.2 The Trustee may retain and pay out any moneys in its hands arising from this Deed all sums necessary to give effect to the above indemnity.

14.3 Without limiting the generality of CLAUSE 14.1, the Borrower must reimburse the Trustee (on a full indemnity basis) upon its request for all expenses and disbursements reasonably and properly incurred by the Trustee (including every attorney, agent or other person appointed by it under this Deed) in good faith without fraud, negligence or breach of trust in the execution of the trusts of this Deed.

15.    LIABILITY OF TRUSTEE

15.1   LIABILITY

       Except to the extent to which the Trustee has acted in bad faith, negligently, fraudulently or in breach of trust, the Trustee will not be liable to the Borrower or any Noteholder or any future Trustee or any other Person:

       (a)     for loss caused by:

               (i) the Trustee's acts or omissions in accordance with the terms of this Deed in reliance on:

                      (A)     the Register of Noteholders;

                      (B) information or documents supplied by the Borrower or any of their respective agents;

                      (C) the authenticity of any document (including an Officer's Certificate);

                      (D) opinion, advice or information of any barrister, solicitor, accountant, valuer, surveyor, broker, auctioneer or other expert instructed by the Trustee or the Borrower or any issuing house concerned with the issue of any Notes or otherwise, including without limitation an Opinion of Counsel;

                      (E) acting on any instruction or direction properly given to it by the Borrower or Noteholders under this Deed;

                      provided the Trustee has no Knowledge to the contrary;

               (ii) any act, omission, neglect or default of the Borrower or any other person including any agent of the Trustee;

               (iii) any act or omission required by law or by any court of competent jurisdiction;

               (iv) any act or omission in accordance with any resolution properly passed at any duly convened meeting of the Noteholders;

               (v) any act or omission of an operator of any securities title, transfer or holding system;

               (vi) the Trustee validly exercising any right, power, authorities or discretions under and in accordance with the terms of this Deed; or

               (vii)  any payment having been made to any fiscal authority; or

       (b) for loss caused by the Trustee waiving or excusing, subject to any conditions the Trustee may think fit, any breach by the Borrower of the Borrower's obligations under this Deed.

15.2   Certificate by Borrower

       The Trustee is:

       (a) entitled to accept and rely upon an Officer's Certificate as to any fact or matter (including without limitation any fact or matter referred to in clause 9 (ADDITIONAL AMOUNTS)) as conclusive evidence of it and a like certificate to the effect that any particular dealing or transaction or step or thing is in the opinion of the Person so certifying commercially desirable and not detrimental to the interests of the Noteholders as conclusive evidence that it is so;

       (b) entitled to accept, rely upon and act upon any information, statement, certificate, report, balance sheet or account supplied by the Borrower or any duly authorised officer of the Borrower;

       (c) entitled to accept, rely upon and act upon the statements and opinions contained in any statement, certificate, report, balance sheet or account given pursuant to the provisions of this Deed as conclusive evidence of the contents of it.

       The Trustee is not bound to call for further evidence other than such certificate, statement, report, balance sheet or account or to enquire as to the accuracy thereof and is not responsible for any loss or damage that may be occasioned by its relying thereon.

15.3   NOT BOUND TO GIVE NOTICE

       The Trustee is not bound to give notice to any Person or Persons of the execution of this Deed and the Trustee is not bound to take any steps to ascertain whether any event including, without limitation, an Event of Default has happened (despite the Trustee's Knowledge of such event) upon the happening of which the Notes become immediately payable.

15.4   NO MONITORING OBLIGATION

       Notwithstanding any other provisions of the Deed, but subject to the Trustee's statutory obligations under DIVISION 4 OF PART 7.12 of the Corporations Law, the Borrower acknowledges that the Trustee has no obligation to monitor compliance by the Borrower of its covenants and obligations under this Deed or any other activities or status of the Borrower whatsoever.

16.    RETIREMENT AND REMOVAL OF TRUSTEE

16.1 Subject to compliance with the relevant statutory requirements for the time being and to CLAUSE 16.3, the Trustee may retire (without giving any reason for its retirement) at any time upon giving not less than 60 days' notice (or such other period as the Trustee and the Borrower may agree) in writing to the Borrower of its intention to do so.

16.2 Subject to CLAUSE 16.3, the power to appoint a new Trustee (which new Trustee must be a Trustee Company) is vested in the Borrower.

16.3 If within 60 days (or such other period as the Trustee and the Borrower may agree) after the Trustee has given notice in writing to the Borrower of its desire to retire a new Trustee has not been appointed, the retiring Trustee may appoint a Trustee Company as the new Trustee and any such appointment will be effective without the approval of the Borrower or the Noteholders being required but the Trustee may, in lieu of exercising the power conferred by this clause, convene a meeting of the Noteholders for the purpose of appointing by the passing of a Resolution of the Noteholders a person nominated either by the Trustee or by any Noteholder as the new Trustee.

16.4 Notwithstanding anything contained in this clause the Trustee covenants that the retirement of the Trustee pursuant to this clause will not take effect unless and until a new Trustee (being a Trustee Company) has been appointed, and the Trustee hereby declares that this covenant is intended for the benefit of the Noteholders.

16.5 Subject to compliance with the relevant statutory requirements for the time being and to CLAUSE 16.3:

       (a) where the Borrower reasonably forms the view that the Trustee has not performed or has acted in bad faith, negligently, fraudulently, or in breach of trust the Borrower may by 30 days notice to the Trustee; or

       (b)     the Noteholders may by Resolution of the Noteholders,

       remove the Trustee and appoint a new Trustee in accordance with the provisions of this Deed.

16.6 By force of this clause, when the Trustee retires or is removed, the Trustee is discharged and released from its obligations covenants and liabilities under this Deed arising after the date it retires or is removed. The Borrower must then, if required by the Trustee, execute a confirmation of release in favour of the Trustee in a form and substance acceptable to the Trustee (including, without limitation that the provisions in this Deed in relation to the indemnity given by the Borrower to the Trustee for any cost, charge, expense, loss and liability will apply even after the date of release if the action, omission or event giving rise to such cost, charge, expense, loss or liability occurred prior to the date of release but only to the extent that such cost, charge, expense, loss and liability is not attributable to the Trustee's bad faith, fraud, negligence or breach of trust).

16.7 In this CLAUSE 16, 'TRUSTEE COMPANY' means a body corporate eligible under SECTION 1052(1) of the Law to act as trustee for the holders of unsecured notes.

17.    NOTICES

17.1 A notice required or authorised to be given or served on a party under this Deed must be in writing and may be given or served by facsimile (except in the case of notices to which CLAUSE 17.7 refers), post or hand to that party at its facsimile number or address appearing in this clause or such other facsimile number or address as the party may have notified the other party or parties in writing:

       to the Borrower
       Attention:             The Secretary
                              Westfield America, Inc.
       Address:               11601 Wilshire Boulevard, Los Angeles California
       90025
       Facsimile No:          310 478-8776


       to the Trustee
       Attention:             National Manager, Corporate and Structured Finance
       Address:               Perpetual Trustee Company (Canberra) Limited
                              Level 4, 10 Rudd Street
                              Canberra City ACT 2601
       Facsimile No:          (02) 6247 6816

       With a copy of all notices to the Trustee sent to:

       Attention:             National Manager, Corporate and Structured Finance
       Address:               Perpetual Trustee Company (Canberra) Limited
                              Level 13, 1 Castlereagh Street
                              Sydney NSW 2000
       Facsimile No:          (02) 9231 5606

17.2 A notice is deemed to have been given or served on the party to whom it was sent:

       (a)     in the case of hand delivery, on delivery during Business Hours;

       (b) in the case of pre-paid post, two Business Days after the date of despatch;

       (c) in the case of facsimile transmission, at the time of despatch if, following transmission, the sender receives a transmission confirmation report or, if the sender's facsimile machine is not equipped to issue a transmission confirmation report, the recipient confirms in writing that the notice has been received.

17.3   A notice given or served under this Deed is sufficient if:

       (a) in the case of a company, it is signed by a director, officer or secretary of that company;

       (b) in the case of a partnership, it is signed by a director, officer or secretary of the general partner of the partnership; or

       (c)     in the case of an individual, it is signed by that party.

17.4 The provisions of this clause are in addition to any other mode of service permitted by law.

17.5 In this clause 'NOTICE' includes a demand, request, consent, approval, offer and any other instrument or communication made, required or authorised to be given under this Deed.

17.6 In this clause 'BUSINESS HOURS' means from 9.00am to 5.00pm on a Business Day.

17.7 The following notices issued by the Trustee must not be issued by facsimile transmission:

       (a)     a notice issued under CLAUSE 10.1(d); and

       (b)     a Default Notice,

       and any such notice which is issued by facsimile transmission is deemed not to be given by the Trustee or served on the party to whom it was sent.

17.8 A notice given to a Noteholder under this Deed must be in writing and may be given to a Noteholder by being delivered to him or posted by prepaid envelope at a post office or post office letter box and addressed to the Noteholder's Registered Address in the Jurisdiction or if the Noteholder has no such Registered Address in the Jurisdiction, to the Trustee at its office in the Jurisdiction (or such other place in the Jurisdiction as the Trustee may nominate) and upon actual receipt of the notice by the Trustee, the Trustee cause the notice to be given to the Noteholder at the Noteholder's Registered Address.

17.9 A post office receipt for the envelope containing a notice will be taken as conclusive evidence of the date on which the notice was posted.

17.10 A notice given to any one of any joint Noteholders is sufficient notice to all of those joint Noteholders.

18.    REGISTERS

18.1   REGISTER

       On issue of the Notes, the Borrower will establish and maintain, or cause to be established and maintained, in the Jurisdiction a Register of the issued and outstanding Notes. The Borrower, may delegate to attorneys or agents such powers, authorities and discretions in relation to any Register as it may properly so delegate.

18.2   REGISTERED OWNERS

       The persons whose names are inscribed in the Register as the registered owners of the Notes from time to time will be treated by the Borrower and the Trustee as the absolute owners of such Notes for all purposes.

18.3   NO NOTICE OF ANY TRUST

       Except as provided by statute or as required by an order of a court of competent jurisdiction, no notice of any trust (whether express, implied or constructive or other interest) may be entered in the Register of Noteholders in respect of a Note and neither the Borrower nor the Trustee is obliged to recognise any trust.

18.4   INSCRIPTION CONCLUSIVE

       Each inscription in the Register in respect of a Note constitutes:

       (a) sufficient and conclusive evidence to all persons and for all purposes that the person whose name is so inscribed, is the registered owner of the Note;

       (b) an unconditional and irrevocable undertaking and promise by the Borrower to the person whose name is so inscribed that, for value received, the Borrower will make all payments of principal and interest in respect of the Note in accordance with the Deed.

18.5   PARTICULARS

       In the Register there will be entered the names and addresses of Noteholders, the amount of the Notes held by each Noteholder and such other particulars as the Trustee requires or the Borrower thinks fit.

18.6   INSPECTION

       The Register will be open at all reasonable times during business hours for the inspection of the Trustee and the Noteholders, and of any Persons authorised in writing by the Trustee or the Noteholders.

18.7   CLOSURE OF REGISTER

       Subject to the Listing Rules, the Borrower, may from time to time close any relevant Register for any period or periods not exceeding in total in any one year the maximum period for the time being permitted by law or 30 days, whichever is the lesser period.

18.8   CHANGE OF DETAILS

       Any change of the name or address of a Noteholder must be notified immediately by the Noteholder in writing to the Borrower accompanied, in the case of a change of name, by any evidence the Borrower requires and the Register will be altered accordingly.

18.9   SITUS

       The property in the Notes will for all purposes be regarded as situated at the place where the Register on which such Notes are for the time being entered is situated and not elsewhere.

18.10  COPY TO THE TRUSTEE

       The Borrower will give, or cause to be given to, the Trustee a complete copy of the Register within 3 Business Days after the Trustee so requests.

18.11  MANIFEST ERROR

       The making of, or giving effect to, a manifest error in an inscription in the Register will not avoid the constitution, issue or transfer of a Note. The Borrower must correct or cause to be corrected any manifest error of which it becomes aware.

18.12  NO CERTIFICATE

       No certificate or other evidence of title shall be issued by or on behalf of the Borrower to evidence title to a Note unless the Borrower determines that certificates should be made available or that it is required to do so pursuant to any applicable law or regulation.

19.    JOINT NOTEHOLDERS

19.1 Subject to CLAUSE 19.3, if more than one person is the holder of a Note, the address of only one of them will be entered on the Register of Noteholders. If more than one address is notified to the Borrower, the address recorded in the Register of Noteholders will be the address of the Noteholder whose name first appears in the Register of Noteholders.

19.2 If several Persons are entered in the Register as joint Noteholders in respect of a Note the receipt by any one of such Persons for the payment or satisfaction of any principal or interest from time to time payable or repayable to the joint Noteholders will be as effective a discharge to the Borrower as if the Person accepting the payment were a sole Noteholder in respect of that Note.

19.3 The Borrower will not be bound to register more than three Persons as the joint holders of any Notes.

19.4 Subject to CLAUSE 20, all of the joint Noteholders in respect of any Note must join in any transfer of the relevant Note.

20.    TRANSFER OF NOTES

20.1 Every Noteholder will be entitled, subject to this Deed, to transfer Notes held by that Noteholder.

20.2   Subject to CLAUSE 20.3, Notes may be transferred by:

       (a)     a written transfer instrument in any usual or common form; or

       (b) any other form approved by the Borrower, as evidenced by an Officer's Certificate.

       A written transfer instrument must be forwarded for registration to the address of the Register on which the Noteholder's relevant Notes are recorded accompanied by such other evidence as the Borrower may require to prove:

               (i) the title of the transferor, or the Noteholder's right to transfer the Notes;

               (ii)   the due execution of the transfer; and

               (iii) the due compliance with the provisions of any relevant statute relating to stamp duties,

       and if satisfied with such evidence and that the transferor has otherwise complied with this CLAUSE 20, the Borrower, will register the transfer and recognise the transferee as the Noteholder entitled to the amount of Notes comprised in the transfer.

20.3 The Borrower may participate in any computerised or electronic system for market settlement, securities transfer and registration conducted in accordance with the Law, the Listing Rules and the SCH Business Rules. If the Borrower participates in a system of this kind, then despite any other provision of this Deed:

       (a) Notes may be transferred, and transfers may be registered, in any manner required or permitted by the Listing Rules or SCH Business Rules applying in relation to that system;

       (b)     the Borrower, must comply with and give effect to those rules;

       (c) the Borrower, will not, in accordance with those rules, issue certificates for holdings of Notes; and

       (d) the only document required to be completed and delivered by the Borrower, in relation to a transfer of the Notes being an SCH-regulated transfer is such document (if any) as the SCH Business Rules require to be so completed and delivered.

20.4 Except in the case of a proper SCH transfer, a transferor of Notes remains the holder of the Notes transferred until the transfer is registered and the name of the transferee entered in the Register in respect of the Notes. A transfer of Notes does not pass the right to any interest payable on the Notes until such registration.

20.5 Despite anything contained elsewhere in this CLAUSE 20, but subject to the Listing Rules, the Borrower may in its absolute discretion refuse to register any transfer of:

       (a) less than a marketable parcel (being the number determined in accordance with the Listing Rules) unless the transferee is already a Noteholder; or

       (b) a Note in favour of a Person who is known to the Borrower to be a minor or of unsound mind, but the Borrower will not be bound to enquire as to the age or soundness of mind of any transferee.

20.6 No transfer of a Note may be made to more than 3 transferees jointly unless the transferees are the legal personal representatives or trustees of a deceased Noteholder.

20.7   The Borrower must without charge:

       (a) register all registrable transfer forms (if any), renunciations (if any) and transfers (if any); and

       (b)     mark or note transfer forms (if any).

20.8 All instruments of transfer which are registered will remain the property of the Borrower and will be retained by it for a period of 3 years or such minimum period or in such alternative form as may be permitted by law after receipt. However, any instrument of transfer which the Borrower declines to register will (except in the case of fraud or suspected fraud) be returned on demand to the Person depositing the instrument.

20.9 Any power of attorney granted by a Noteholder may be lodged, produced or exhibited to the Borrower or any of its officers and will, as between the Borrower and the Noteholder who granted the power of attorney:

       (a) be taken and deemed to continue and will remain in full force and effect; and

       (b)     may be acted upon,

       unless express notice in writing of its revocation or of the death of the Noteholder who granted it is lodged with the Borrower.

21.    SURVIVORSHIP

       In the case of the death of any one of joint Noteholders, the survivors will be the only Persons recognised by the Borrower as having any title to or interest in the Notes registered in their names jointly.

22.    DECEASED NOTEHOLDERS

       The legal personal representatives of a deceased Noteholder (not being one of joint Noteholders) will be the only Persons recognised by the Borrower as having any title to that Noteholder's Notes. Any Person becoming entitled to Notes in consequence of the death or liquidation of any Noteholder may, on producing such evidence of that Person's title as the Borrower, think sufficient, be registered himself as the holder of the Notes or, subject to CLAUSE 20, may transfer those Notes. The Borrower will be at liberty to retain the principal and interest and any other moneys payable in respect of any Notes which any Person under this clause is entitled to or to transfer until such Person is registered or has duly transferred the Notes in accordance with this clause. Nothing in this clause will prejudice the rights of any such Person to vote in respect of that Note at any meeting or on a poll.

23.    MEETINGS OF NOTEHOLDERS

       The Trustee or the Borrower may summon a meeting of Noteholders in the manner as provided in the SECOND SCHEDULE and the meetings shall be conducted in accordance with the SECOND SCHEDULE.

24.    ALTERATION OF DEED

       At any time and from time to time the Borrower and the Trustee may jointly modify, alter, cancel, amend or add to all or any of this Deed (which, for the avoidance of doubt includes this clause, the Conditions of Issue and any one or more of the Schedules to this Deed), if:

       (a) the Borrower and the Trustee are each of the opinion such modification, alteration, cancellation, amendment or addition is:

               (i)    of a formal or technical nature; or

               (ii)   made to cure any ambiguity or correct any manifest error;
                      or

               (iii) expedient for the purpose of enabling the Notes to be listed for quotation or to retain listing on any stock exchange or to be offered for, or subscription for, sale under the laws for the time being in force in any place and is otherwise not considered by the Trustee to be materially prejudicial to the interests of Noteholders as a whole; or

               (iv) necessary to comply with the provisions of any statute or the requirements of any statutory authority; or

               (v) to evidence the succession of another Person to the Borrower and the assumption by any such successor of the covenants and obligations of the Borrower in this Deed; or

       (b) except as provided in paragraphs (c) and (d), such modification, alteration, cancellation, amendment or addition is authorised by a Resolution of the Noteholders passed at a meeting (including a meeting held by way of postal ballot) of Noteholders held pursuant to the provisions of the SECOND SCHEDULE; or

       (c) a clause provides for Noteholders to give a direction to the Trustee by a Special Resolution, then that clause may only be modified, altered, cancelled, amended or added to if a Special Resolution is passed at a meeting of Noteholders held pursuant to the provisions of the SECOND SCHEDULE in favour of such modification, alteration, cancellation, amendment or addition; or

       (d) the Second Schedule is to be modified, altered, cancelled, amended or added to and neither paragraphs (a) or (e) apply, then the Second Schedule may only be modified, altered, cancelled, amended or added to if a Special Resolution is passed at a meeting of Noteholders held pursuant to the provisions of the SECOND SCHEDULE in favour of such modification, alteration, cancellation, amendment or addition; or

       (e) generally in any case where such modification, alteration, cancellation, amendment or addition is considered by the Trustee not to be materially prejudicial to the interests of Noteholders as a whole.

25.    INVALIDITY

       Any provision of this Deed which is invalid or unenforceable in any jurisdiction will as to that jurisdiction only be read down or severed to the extent of that invalidity or unenforceability provided that the remaining provisions of this Deed are properly and effectively self-sustaining and capable of separate enforcement without regard to the read down or severed provision in that jurisdiction. Such remaining provisions continue to be valid and enforceable in accordance with their terms.

26.    DISCHARGE AND RELEASE

       By force of this clause the Borrower will immediately be discharged and released from its liabilities, obligations and covenants under this
       Deed:

       (a) on the principal of the Notes and interest on the Notes being paid in full or otherwise redeemed or satisfied (as to which the Trustee may accept as conclusive an Officer's Certificate);

       (b) on the Borrower furnishing to the Trustee a statement in writing that it does not intend to, and will not, create any Notes in the future; and

       (c) on payment of all fees, costs, charges and expenses properly incurred by the Trustee.

       The Trustee must then, if required by the Borrower execute a confirmation of release in favour of the Borrower and terminate the Trust and the Trust will terminate on such a release being given.

       On the Trust being terminated, the Trustee is entitled to be indemnified by the Borrower in respect of all fees, costs, losses, liabilities and expenses reasonably and properly incurred by it in respect of an event which occurred prior to the date of termination (other than such cost, loss, liability or expense to the extent that it arises out of the Trustee's negligence, fraud or breach of trust).

27.    NO RECOURSE AGAINST OTHERS

       No recourse for the payment of the principal of or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Borrower in this Deed or in any of the Notes, or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, partner, officer, director, employee or controlling person of the Borrower or of any successor persons thereof. Each holder of Notes by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

28.    SERVICE OF PROCESS

28.1 Without preventing any other mode of service, the Borrower appoints each partner of the Canberra office of the law firm Minter Ellison, of 8-10 Hobart Place, Canberra ACT, as its agent to accept on its behalf any document in an action (including without limitation) service of initiating process in any proceedings relating to or arising out of the Deed ('PROCESS AGENT').

28.2 The Borrower may from time to time appoint a replacement of the Process Agent or any replacement Process Agent by giving prior notice to the Trustee.

29.    CURRENCY INDEMNITY

29.1 The Borrower indemnifies the Trustee and the Noteholders (each an 'INDEMNIFIED') and keeps them indemnified against:

       (a) any loss or damage incurred by any of the Indemnified arising from the non-payment by the Borrower of any A$ amount due to the Indemnified under this Deed or the Notes by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect of that payment, which amount is expressed in a currency other than A$ and under which the Indemnified does not have an option to have that judgment or order expressed in A$, and those prevailing at the date of actual payment by the Borrower; and

       (b) any deficiency arising or resulting from any variation in rates of exchange between:

               (i) the date (if any) as of which the non-A$ currency equivalent of the A$ amounts due or contingently due under this Deed (other than this clause) or in respect of the relevant Notes is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Borrower; and

               (ii) the final date for ascertaining the amounts of claims in that bankruptcy, insolvency or liquidation provided that in that bankruptcy, insolvency or liquidation claims are required to be made in a currency other than A$.

               The amount of that deficiency shall not be reduced or increased by any variation in rates of exchange occurring between the final date and the date of any distribution of assets in connection with that bankruptcy, insolvency or liquidation.

29.2 The indemnities in this clause are obligations of the Borrower separate and independent from its obligations under this Deed and the Notes and apply irrespective of any time or indulgence granted by the Indemnified from time to time and shall continue in full force and effect despite the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Borrower for a liquidated sum or sums in respect of amounts due under this

       Deed (other than this clause) or the Notes. Any deficiency will constitute a loss suffered by the Noteholders and no proof or evidence of any actual loss shall be required by the Borrower or its liquidator.

30.    UNTRACEABLE NOTEHOLDERS

       Subject to applicable law and the Listing Rules, where the Borrower has made reasonable efforts to locate a Noteholder but is unable to do so, and monies payable to the Noteholder have not been claimed by the Noteholder or any legal personal representative of the Noteholder for a period of 12 months after first becoming payable, those monies shall be paid by the Trustee to the Borrower, if the Trustee has actual possession and control of such moneys, and shall become the property of the Borrower. The Trustee is not liable to any Noteholder for any moneys paid to the Borrower in accordance with this clause.

31.    ASSUMPTION BY ARRANGEMENT

31.1 Subject to any applicable law and maintenance of quotation of the Notes, the Borrower may enter into an arrangement ('ARRANGEMENT') with an Associate ('NEW BORROWER') under which:

       (a) all obligations of the Borrower under this Deed and the Notes will be assumed by the New Borrower; and

       (b) the Borrower unconditionally and irrevocably guarantees the obligations of the New Borrower,

       and Noteholders will be deemed to have consented to the Arrangement.

31.2   The Borrower must:

       (a) give the Trustee 10 Business Days notice of any proposal to implement an Arrangement; and

       (b) within 10 Business Days after implementation of an Arrangement, notify Noteholders of implementation of an Arrangement.

31.3 An arrangement shall be binding on all Noteholders, the Trustee, the Borrower and the New Borrower.

31.4   In this clause, 'ASSOCIATE' has the same meaning as Division 2 of Part
       1.2 of the Law.

32.    APPLICABLE LAW

       This Deed is governed by and is to be construed in accordance with the laws of the Australian Capital Territory. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and Courts entitled to hear appeals from these Courts.

                                    FIRST SCHEDULE

                                  TABLE OF CONTENTS

FIRST SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1

1.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1

2.     GENERAL TERMS OF ISSUE. . . . . . . . . . . . . . . . . . . . . . . . 1-2

3.     INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-3

4.     NON-PARTICIPATION IN ISSUES AND LIMITED VOTING RIGHTS . . . . . . . . 1-3

5.     NON-RESIDENT NOTE HOLDERS . . . . . . . . . . . . . . . . . . . . . . 1-3

6.     REPAYMENT AND MATURITY. . . . . . . . . . . . . . . . . . . . . . . . 1-4

7.     INTEREST ON OVERDUE AMOUNTS . . . . . . . . . . . . . . . . . . . . . 1-4

8.     DEED BINDING ON PARTIES AND SUCCESSORS. . . . . . . . . . . . . . . . 1-5

9.     INDEMNITY TO THE BORROWER . . . . . . . . . . . . . . . . . . . . . . 1-5

10.    PAYMENT TO NOTEHOLDERS OR AS OTHERWISE DIRECTED . . . . . . . . . . . 1-5

                                    FIRST SCHEDULE

                       CONDITIONS OF ISSUE OF THE CAPITAL NOTES

1.     DEFINITIONS

1.1 Words and expressions defined in the Trust Deed have the same meaning in these Conditions of Issue, unless the context otherwise requires.

1.2 In addition, in these Conditions of Issue, unless the context otherwise requires:

       'AUSTRALIAN DOLLAR SWAP RATE' means the quote for an Australian dollar swap rate with a term of 4 years obtained (at or around 11 am Sydney time on the Offer Closing Date) from the Australian Financial Markets Association Swap Revaluation Rate page (Telerate page 45402) where the bank is quoted as a receiver of fixed rate;

       'INSTALMENT AMOUNT' means in respect of a Note, the sum of $1.00 payable on an Instalment Payment Date;

       'INSTALMENT PAYMENT DATE' means in respect of the first Instalment Amount, 29 June 2001 and in respect of the second Instalment Amount, means 28 June 2002 and in respect of the final Instalment Amount means 30 June 2003;

       'INSTALMENT RECORD DATE' means such date as determined by the Borrower from time to time in accordance with the Listing Rules;

       'INTEREST PAYMENT' is the amount determined by the following formula:

               P  X  R
               -------
                  2

       where:

       P = the Outstanding Principal Amount on a Note (but excluding any Instalment Amount which is an Overdue Amount);

       R =     the Interest Rate


                                         1-1

       'INTEREST PAYMENT DATE' in respect of a Note means, subject to CONDITIONS 1.3 and 1.4, 31 December and 30 June of each calendar year provided that:

       (a)     the first Interest Payment Date is 31 December 1998;

       (b)     the final Interest Payment Date is 30 June 2003;

       'INTEREST RATE' means if the Australian Dollar Swap Rate on the Offer Closing Date is:

       (a) less than 5.5% the Interest Rate will be 2.5% above the Australian Dollar Swap Rate;

       (b) greater than or equal to 5.5% but less than 5.75%, the Interest Rate will be 8%; or

       (c) greater than or equal to 5.75% the Interest Rate will be 2.25% above the Australian Dollar Swap Rate;

       'INTEREST RECORD DATE' means such date as determined by the Borrower from time to time in accordance with the Listing Rules;

       'MATURITY DATE' means 30 June 2003;

       'NOTEHOLDER' means a person whose name is for the time being inscribed in the Register as a holder of Notes;

       'NOTE' or 'CAPITAL NOTE' means each Note issued pursuant to the Trust Deed subject to these Conditions of Issue;

       'OFFER CLOSING DATE' means 18 June 1998, unless brought forward or extended by the Borrower;

       'OUTSTANDING PRINCIPAL AMOUNT' means the principal amount outstanding on a Note from time to time;

       'OVERDUE AMOUNT' means any amount which, in accordance with these Conditions of Issue, is due to be paid by the Borrower to the Trustee on behalf


                                         1-2
       of a Person on the date specified in these Conditions of Issue, but is not paid, whether because of the operation of CLAUSE 7 (SUBORDINATION) of the Trust Deed or any other reason;

       'REGISTERED ADDRESS' means the address of the Noteholder entered in the Register;

       'TRUST DEED' means the WEA Capital Note Trust Deed made between the Borrower and the Trustee.

1.3 If any day on which a payment to be made is not a Business Day then the payment due on that day must be paid to the Noteholder on the Business Day immediately preceding that day.

2.     GENERAL TERMS OF ISSUE

2.1    Each Note will:

       (a)     have a face value of, and be issued at, $3.00;

       (b)     be transferable;

       (c)     be issued subject to the Listing Rules; and

       (d)     be known as a Capital Note.

2.2    Each Note must be paid for in full on application to the Borrower.

2.3    Applications for Notes must be in such form as the Borrower determines.

2.4 Subject to CONDITION 10, all payments by the Borrower on the Notes are to be made to the Trustee and the Trustee must pay these amounts to the Noteholders in accordance with the rights attaching to the Notes. Payment by the Borrower of such amounts to the Trustee satisfies (for all purposes) the Borrower's obligation to pay those amounts under the Notes and the Trust Deed.

2.5 Notwithstanding any other provision of the Trust Deed or these Conditions of Issue, the Trustee is not under any obligation to, and is not liable for its failure


                                         1-3
       to, make a payment to Noteholders under the Trust Deed or these Conditions of Issue until it has actually received an amount in cleared funds and in the relevant currency equal to the payment.

2.6 The Trustee is entitled to rely conclusively upon any information shown on the Register of Noteholders in identifying those Noteholders who are entitled to receive a payment in accordance with these Conditions of Issue.

3.     INTEREST

3.1 Subject to CONDITION 3.3, on or before 12.00pm (Canberra time) on an Interest Payment Date, the Borrower must pay in cleared funds and in the relevant currency an Interest Payment to the Trustee in respect of each Note and the Trustee on receipt of such an amount will pay to each Noteholder of a Note registered on the Register of Noteholders as at the end of an Interest Record Date immediately prior to an Interest Payment Date, an Interest Payment in respect of that Note on the Interest Payment Date.

3.2 Where the amount of the interest payable to a Noteholder in respect of that Noteholder's total holding of Notes would, except for this clause, result in a fraction of $0.01, then the amount will be rounded downwards where the fraction is one-half or less and rounded upwards in any other case.

3.3 Interest on a Note will commence to accrue on (and include) 1 July 1998 and will, subject to CONDITION 7, cease to accrue on the Maturity Date.

4.     NON-PARTICIPATION IN ISSUES AND LIMITED VOTING RIGHTS

4.1 Notes carry no right to participate in any offering by the Borrower of Marketable Securities in the Borrower or of any other legal or equitable interest in the Borrower. The Borrower reserves the right at all times to issue Marketable Securities or any other legal or equitable interests to shareholders or to any other Persons, whether for cash, as a bonus distribution or any other way.

4.2    Noteholders will not have any right to vote at meetings of the Borrower.


                                         1-4

5.     NON-RESIDENT NOTE HOLDERS

       Where Notes are held by or on behalf of a Person resident outside Australia, then, despite anything to the contrary contained in or implied by these Conditions of Issue, it is a condition precedent to any right of the Noteholder:

       (a) to receive payment of the principal sum represented by those Notes; or

       (b)     to receive payment of any interest on those Notes,

       that all necessary Authorisations (if any) and any other statutory or regulatory requirements which may then be in existence in relation to that Person are obtained at the cost of (unless the Borrower, determines otherwise) the Noteholder and are satisfied.

6.     REPAYMENT AND MATURITY

6.1 On or before 12.00pm (Canberra time) on an Instalment Payment Date, the Borrower must pay in cleared funds and in the relevant currency an Instalment Amount to the Trustee in respect of each Note, and the Trustee on receipt of such an amount will pay to each Noteholder of a Note registered on the Register of Noteholders as at the end of an Instalment Record Date immediately prior to an Instalment Payment Date, an Instalment Amount in respect of that Note on the Instalment Payment Date. Each Note will be redeemed on its Maturity Date by payment of the final Instalment Amount in accordance with this condition and of all interest and other moneys payable on the Note which have not been otherwise paid.

6.2 The payment of an Instalment Amount in respect of a Note by the Borrower to the Trustee will reduce the Outstanding Principal Amount of the Note by such Instalment Amount.

6.3    If as a result of:

       (a) any amendment to, or change in, the laws (or any regulations or rulings thereunder or the official interpretation thereof) of the United States of America or any political subdivision or taxing authority thereof or therein affecting taxation; or


                                         1-5

       (b) any amendment to or change in an official interpretation or application of such laws or regulations or ruling,

       which amendment or change is effective on or after the date of issue of the Notes, Additional Amounts will be required to be paid pursuant to CLAUSE 9 of the Trust Deed, and such obligation cannot be avoided by the use of reasonable measures available to the Borrower not including assignment of the Notes, then the Borrower may redeem without premium or penalty any Note on any Interest Payment Date on giving not more than 60 nor less than 30 days' notice to the Noteholders concerned. If the Borrower exercises a right to redeem under this CONDITION 6.3, the Borrower must repay the Outstanding Principal Amount of the Note and all interest accrued but unpaid on the Note to the date of payment. The Borrower may, in its discretion, exercise its rights under this CONDITION 6.3 in respect of all, or from time to time some, of the Notes outstanding at that time.

7.     INTEREST ON OVERDUE AMOUNTS

7.1 The Borrower will be obliged to pay to the Trustee on behalf of a person entitled to an Overdue Amount:

       (a) interest at the Interest Rate on the Overdue Amount accruing from and including the due date for payment under these Conditions of Issue to but excluding the date of payment of such Overdue Amount ('DEFAULT INTEREST'); and

       (b) in cleared funds any Default Interest within 30 Business Days of the obligation to pay Default Interest arising, provided that if clause 7 (SUBORDINATION) of the Trust Deed applies, then the payment of any Default Interest is to be made at the same time as any other interest is to be paid in accordance with that clause.


                                         1-6

8.     DEED BINDING ON PARTIES AND SUCCESSORS

       The Trust Deed, including these Conditions of Issue and all other Schedules to the Trust Deed, are binding on the Borrower, the Trustee and the Noteholders and all Persons claiming through or under them respectively.

9.     INDEMNITY TO THE BORROWER

9.1    Whenever in consequence of:

       (a)     the death of a Noteholder;

       (b) the non-payment of any income Tax or other Tax payable by a Noteholder;

       (c) the non-payment of any stamp or other duty by a Noteholder or the legal personal representatives of a Noteholder or his estate; or

       (d)     any other act or thing in relation to a Note or a  Noteholder;

       any law for the time being of the Jurisdiction or any other country or place, in respect of that Note, imposes or purports to impose any liability of any nature whatever on the Borrower to make any payments to any Public Authority, the Borrower will in respect of that liability be indemnified by that Noteholder and his legal personal representatives and any moneys paid by the Borrower in respect of that liability may be recovered by action from that Noteholder and/or the Noteholder's legal personal representatives as a debt due to the Borrower and the Borrower will have a lien in respect of those moneys upon the Notes held by that Noteholder or his legal personal representatives and upon the principal and interest payable in respect thereof.

9.2 Nothing in CONDITION 9 will prejudice or affect any right or remedy which any such law may confer or purport to confer on the Borrower.


                                         1-7

10.    PAYMENT TO NOTEHOLDERS OR AS OTHERWISE DIRECTED

10.1 Any interest, principal or other moneys payable on or in respect of any Notes may be paid:

       (a) by payment by cheque marked 'not negotiable' and sent through the post to the address of the Noteholder on the Register or other Person entitled thereto, or in the case of joint holders to the address of the joint holder who is first named in the Register in respect of those Notes;

       (b) by deposit to such account with any bank (as that expression is defined in the BANKING ACT 1959 (COMMONWEALTH)) in Australia as the Noteholder (or, where the Notes are held by joint Noteholders, the first joint holder named on the Register of Noteholders), by written notice to the Borrower and the Trustee, may direct; or

       (c) in accordance with a direction given by a Noteholder under CONDITION 10.2.

       Every cheque referred to in paragraph (a) will be sent at the risk of the Person entitled to the moneys represented by the cheque. Payment will be deemed to have been made when the cheque is posted or the deposit is made in accordance with this clause.

10.2 A Noteholder may (with the approval of the Borrower) direct the Borrower, or the Trustee as the case may be, to pay amounts payable in respect of a Note, to which the Noteholder is entitled, to another Person. The obligations of the Borrower and the Trustee will be fully discharged in respect of any money payable to the Noteholder if the Borrower or the Trustee, as the case may be, act in accordance with such a direction. A direction given by a Noteholder may not be revoked or altered more than once in each 12 month period commencing 1 July of each year, except with the consent of the Borrower. The Borrower and the Trustee are entitled to rely on such direction and have no liability whatsoever for any loss to any person for such reliance.

10.3 Unless the Borrower otherwise determines, subject to CLAUSES 9 and 14.1 of the Trust Deed, each Noteholder is liable for all Taxes and costs (including, without limitation, bank charges) incurred by the Borrower or the Trustee in relation to


                                         1-8
       that Noteholder's entitlement to, or payment of, income or capital, or as a result of any act requested by, that Noteholder. The Borrower and the Trustee may withhold payment of any money payable to a Noteholder until the liability is discharged, or may meet the liability and recover the amount from any money or property held for, or interest payable to, or by redeeming Notes of, the Noteholder.


















                                         1-9

                                   SECOND SCHEDULE

                                  TABLE OF CONTENTS

SECOND SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-1

1.     NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-1
       1.1     Calling of meetings . . . . . . . . . . . . . . . . . . . . . 2-1
       1.2     Period of notice. . . . . . . . . . . . . . . . . . . . . . . 2-1
       1.3     Contents of notice. . . . . . . . . . . . . . . . . . . . . . 2-1
       1.4     Omission to give notice . . . . . . . . . . . . . . . . . . . 2-1
       1.5     Postal ballot . . . . . . . . . . . . . . . . . . . . . . . . 2-1

2.     PROCEEDINGS AT MEETING. . . . . . . . . . . . . . . . . . . . . . . . 2-1
       2.1     Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-1
       2.2     No quorum . . . . . . . . . . . . . . . . . . . . . . . . . . 2-2
       2.3     Chairperson . . . . . . . . . . . . . . . . . . . . . . . . . 2-2
       2.4     Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . 2-2
       2.5     Minutes . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-2

3.     VOTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-2
       3.1     Show of hands . . . . . . . . . . . . . . . . . . . . . . . . 2-2
       3.2     Poll. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-2
       3.3     Conduct of Poll . . . . . . . . . . . . . . . . . . . . . . . 2-2
       3.4     Number of votes . . . . . . . . . . . . . . . . . . . . . . . 2-3
       3.5     Joint holders . . . . . . . . . . . . . . . . . . . . . . . . 2-3
       3.6     Casting Vote. . . . . . . . . . . . . . . . . . . . . . . . . 2-3

4.     PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-3
       4.1     Instrument appointing proxy . . . . . . . . . . . . . . . . . 2-3
       4.2     Proxy need not be Noteholder. . . . . . . . . . . . . . . . . 2-3
       4.3     Deposit of Proxy. . . . . . . . . . . . . . . . . . . . . . . 2-3
       4.4     Form of Proxy . . . . . . . . . . . . . . . . . . . . . . . . 2-4
       4.5     Validity of vote. . . . . . . . . . . . . . . . . . . . . . . 2-4

5.     NOTEHOLDERS BOUND . . . . . . . . . . . . . . . . . . . . . . . . . . 2-4

6.     INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-4

                                   SECOND SCHEDULE
                      RULES RELATING TO MEETINGS OF NOTEHOLDERS

1.     NOTICE

1.1    CALLING OF MEETINGS

       Each of the Trustee or the Borrower may at any time summon a meeting of Noteholders. The Borrower must at the request in writing of the holders of Notes representing not less than 10% of the Outstanding Principal Amount of the Notes, summon a meeting of Noteholders. The meeting is to be held in the Jurisdiction or at any other place as the Trustee shall determine or approve.

1.2    PERIOD OF NOTICE

       At least 10 Business Days notice (15 Business Days notice for a Special Resolution) exclusive of the day on which the notice is served or deemed to be served and of the day for which it is given, of every meeting is to be given to the Noteholders.

1.3    CONTENTS OF NOTICE

       The notice must specify the place day and hour of meeting and the general nature of the business to be transacted but it is not necessary to specify in the notice the precise terms of the resolutions to be proposed. A copy of the notice shall be sent by post to the Trustee unless the meeting is convened by the Trustee and to the Borrower unless convened by the Borrower.

1.4    OMISSION TO GIVE NOTICE

       Accidental omission to give notice to, or the non-receipt of notice by, a Noteholder does not invalidate the meeting nor any resolution passed at a meeting.

1.5    POSTAL BALLOT

       Any meeting of Noteholders may be conducted by postal ballot in accordance with such arrangements as the Borrower, may determine and the Trustee


                                         2-1
       approve reflecting (unless the Trustee and the Borrower, agree otherwise), as closely as may be practicable, the provisions of this Second Schedule.

1.6 All meetings of Noteholders must be held in the Jurisdiction unless the Borrower and the Trustee agree otherwise.

2.     PROCEEDINGS AT MEETING

2.1    QUORUM

       The quorum for any meeting is two Noteholders present in person or by attorney or by proxy or being a corporation by proxy or by attorney or by duly authorised representative holding (in aggregate) Notes representing 10% of the Outstanding Principal Amount of the Notes when the meeting begins. No business shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

2.2    NO QUORUM

       If a quorum is not present within half an hour from the time appointed for the meeting then the meeting if convened upon the request of Noteholders shall be dissolved. In any other case it shall stand adjourned to such day and time not being less than 14 days thereafter and to such place as may be appointed by the Chairperson. At such an adjourned meeting the Noteholders present and entitled to vote whatever the value of the Notes held by them shall be a quorum for the transaction of business.

2.3    CHAIRPERSON

       The Trustee may nominate the Chairperson, who need not be a Noteholder, of any Meeting but who may be the chairperson of the Borrower or any other executive officer of the Borrower.

2.4    ADJOURNMENT

       The Chairperson may with the consent of a Resolution of Noteholders of any meeting at which a quorum is present (such consent being obtained if the Chairperson so requires on a poll) and shall (if directed by a Resolution of


                                         2-2

       Noteholders on a poll) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

2.5    MINUTES

       Minutes of a meeting signed by the Chairperson constitute conclusive evidence of the proceedings of the meeting.

3.     VOTING

3.1    SHOW OF HANDS

       At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairperson or in writing by one or more Noteholders present in person or by proxy and holding or representing 5% of the Outstanding Principal Amount. Unless a poll is so demanded a declaration by the Chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

3.2    POLL

       If a poll is duly demanded it shall be taken in such manner as the Chairperson may direct and the result of such a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

3.3    CONDUCT OF POLL

       A poll demanded on the election of a Chairperson or on a question of adjournment shall be taken at the meeting without adjournment. A poll demanded on any other question shall be taken either immediately or at such time (not being more than thirty days from the date of the meeting) and place as the Chairperson may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of a


                                         2-3
       meeting for the transaction of any business other than the question on which the poll has been demanded.

3.4    NUMBER OF VOTES

       On a show of hands every Noteholder who being an individual is present in person or by proxy or attorney or being a corporation is present by proxy or attorney or by its authorised representative shall have one vote and on a poll every Noteholder who is present in person or by attorney or by proxy shall have one vote for every Note with respect to which it is the registered holder. A Noteholder entitled to more than one vote need not use all its votes or cast all the votes it uses in the same way.

3.5    JOINT HOLDERS

       In the case of joint registered holders of Notes, the joint Noteholder first named in the Register of Noteholders (or if that person does not vote, the next named joint Noteholder, or if that person does not vote, the next named and so forth) may exercise the voting rights of jointly held Notes.

3.6    CASTING VOTE

       If votes are equal, whether on a show of hands or on a poll, the Chairperson has a casting vote in addition to the vote or votes (if any) to which the Chairperson is otherwise entitled.

4.     PROXIES

4.1    INSTRUMENT APPOINTING PROXY

       An instrument appointing a proxy shall be in writing under the hand of the appointor or of its attorney duly authorised in writing or if the appointor is a corporation either under its common seal or under the hand of an officer or attorney so authorised.



                                         2-4

4.2    PROXY NEED NOT BE NOTEHOLDER

       A person appointed to act as a proxy need not be a Noteholder.

4.3    DEPOSIT OF PROXY

       The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a duly certified copy of such power or authority shall be deposited at such places in the Jurisdiction as the Trustee or the Borrower, with the approval of the Trustee may in the notice convening the meeting direct or if no such place is appointed then at the office of the Trustee in the Jurisdiction not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or in the case of a poll before the time appointed for taking of the poll) at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution.

4.4    FORM OF PROXY

       An instrument of proxy may be in the usual common form or in such other form as the Borrower and the Trustee shall approve. The proxy shall be deemed to include the right to demand or join in demanding a poll. A proxy shall unless the contrary is stated thereon be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed.

4.5    VALIDITY OF VOTE

       A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the Notes in respect of which the proxy is given provided that no intimation in writing of such death insanity revocation or transfer shall have been received by the Borrower, at its registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.


                                         2-5

5.     NOTEHOLDERS BOUND

       A Resolution of the Noteholders or a Special Resolution passed at a meeting of the Noteholders duly convened and held (or by way of postal ballot) in accordance with this Schedule shall be binding upon all the Noteholders whether or not present at the meeting and each of the Noteholders shall be bound to give effect thereto accordingly.

6.     INTERPRETATION

       Words and expressions defined in the Deed have the same meaning in this Second Schedule, unless the context otherwise requires.









                                         2-6

                                   THIRD SCHEDULE
                                   DEFAULT NOTICE

TO THE BORROWER

       Attention:     The Secretary
                      Westfield America, Inc.
       Address:       11601 Wilshire Boulevard, Los Angeles California 90025
       Facsimile No:  310 478-8776


Dear Sirs

WEA CAPITAL NOTE TRUST DEED DEFAULT NOTICE

This Default Notice is issued pursuant to CLAUSE 10.1.

The following Event of Default has occurred:

       [SPECIFY EVENT OF DEFAULT]

By this Default Notice, the Trustee declares that the Moneys Owing are immediately due and payable.

Terms used in this Default Notice have the same meaning as in the WEA Capital
Note Trust Deed dated [                   ] 1998 made between Westfield America,
Inc. and Perpetual Trustee Company (Canberra) Limited.


Yours faithfully




--------------------------------------------
Director
Perpetual Trustee Company (Canberra) Limited



                                         3-1

EXECUTED as a deed.


EXECUTED by    WESTFIELD AMERICA,            )
INC. by being signed, sealed and delivered   )
by its attorney                              )
Mark FitzPatrick                             )
                                             )
under power of attorney dated 26/5/93        )
1998 who declares that he has no notice      )
of revocation of the power of attorney, in   )    (signed) /s/ Mark FitzPatrick
the presence of:                             )            ----------------------
                                             )    Signature
                                             )

(signed) /s/ D. Clark
        --------------------------------
Signature of witness


 Donna Clark
----------------------------------------
Name of witness (print)






                                         3-2

EXECUTED by PERPETUAL TRUSTEE                )
COMPANY (CANBERRA) LIMITED                   )
by being signed, sealed and delivered        )
by its attorney                              )
Mark Gerard Weber                            )
                                             )
under power of attorney dated 28 May         )
1998 who declares that he has no notice      )
of revocation of the power of attorney, in   )  (signed) /s/ Mark Gerard Weber
the presence of:                             )          ------------------------
                                             )  Signature


(signed) /s/ Bartlett
        ----------------------------------
Signature of witness


Adam Thomas Bartlett
------------------------------------------
Name of witness (print)









                                         3-3